EXHIBIT 2.6


[LOGO] Industry Canada       Industrie Canada           ELECTRONIC TRANSACTION         RAPPORT DE LA TRANSACTION
                                                               REPORT                         ELECTRONIQUE

       Canada Business       Loi canadienne sur les    ARTICLES OF AMENDMENT            CLAUSES MODIFICATRICES
       Corporations Act      societes par actions      (SECTIONS 27 OR 177)             (SECTIONS 27 OU 177)


Processing Type - Mode de traitement:       E-Commerce/Commerce-E

1.    Name of Corporation -                   Corporation No. -
      Denomination de la societe              No de la societe

      IQ Power Technology Inc.                    309945-8


3.   The articles of the  above-named  corporation  are amended as follows:
     Les statuts de la societe mentionnee ci-dessus sont modifies de la facon suivante:

     Pursuant to s. 173(1)(b) of the Canada Business Corporations Act, Article 2 is amended to provide that the registered office of the Corporation must be in the Province of British Columbia, Canada.

     Pursuant to s. 173(1)(o) of the Canada Business Corporations Act, Article 7 is amended to provide that a meeting of shareholders of the Corporation may be held at a place outside of Canada in any of the following countries:
     Germany, the United States of America, and Barbados.





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Date          Name-Nom             Signature            Capacity of - en qualite

2002-07-22    GREGORY A. SASGES                         AUTHORIZED OFFICER
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